Exhibit 99.1

June 7, 2022

NEWS RELEASE

FOR IMMEDIATE RELEASE

REV GROUP, INC. REPORTS SECOND QUARTER RESULTS AND UPDATES FISCAL 2022 OUTLOOK

•
Second quarter net sales of $576.3 million compared to $643.6 million in the prior year quarter
•
Second quarter net loss of $2.3 million compared to net income of $20.6 million in the prior year quarter
•
Second quarter Adjusted EBITDA1 of $23.8 million compared to $45.5 million in the prior year quarter
•
Second quarter Adjusted Net Income of $10.6 million compared to $25.7 million in the prior year quarter
•
End of second quarter $3.6 billion record backlog on strong order intake
•
Repurchased approximately 1.7 million of its common shares for $21.5 million
•
Updates full-year fiscal 2022 outlook to net sales of $2.25 to $2.4 billion, net income of $14 to $35 million, Adjusted Net Income of $43 to $62 million, Free Cash Flow of $58 to $70 million, and Adjusted EBITDA of $100 to $120 million

Brookfield, Wis.--(BUSINESS WIRE) -- REV Group, Inc. (NYSE: REVG), a manufacturer of industry-leading specialty vehicles, today reported results for the three months ended April 30, 2022 (“second quarter 2022”). Consolidated net sales in the second quarter 2022 were $576.3 million, representing a decrease of 10.5% compared to $643.6 million for the three months ended April 30, 2021 (“second quarter 2021”). The decrease in consolidated net sales was primarily due to lower net sales in the Fire and Emergency (“F&E”) and Commercial segments partially offset by an increase in net sales in the Recreation segment.

The company’s second quarter 2022 net loss was $2.3 million, or $0.04 per diluted share, which included $7.3 million of restructuring and restructuring related charges, and $0.9 million of accelerated depreciation on buildings and equipment related to restructuring within the F&E segment. Adjusted Net Income for the second quarter 2022 was $10.6 million, or $0.17 per diluted share, compared to Adjusted Net Income of $25.7 million, or $0.39 per diluted share, in the second quarter 2021. Adjusted EBITDA in the second quarter 2022 was $23.8 million, compared to $45.5 million in the second quarter 2021. The decrease in Adjusted EBITDA during the quarter was primarily due to lower contribution from the F&E and Commercial segments, partially offset by increased Recreation segment Adjusted EBITDA.

“Second quarter results reflect continuing shortages of key components and lower chassis supply that limited new starts, throughput, and completions,” REV Group Inc. President and CEO Rod Rushing said. “We remain focused on delivering value for our shareholders and are committed to deploying the operational improvement initiatives under REV Drive. Within the quarter, we enacted additional pricing actions to align backlog and new orders with our current and future build costs. Backlog and demand for our vehicles remains strong, and we believe the actions we are taking position us for improved results.”

1 REV Group, Inc. Adjusted Net Income and Adjusted EBITDA are non-GAAP measures that are reconciled to their nearest GAAP measure later in this release.

REV Group Second Quarter Segment Highlights

Fire & Emergency Segment

F&E segment net sales were $245.0 million in the second quarter 2022, a decrease of $62.6 million, or 20.4%, from $307.6 million in the second quarter 2021. The decrease in net sales compared to the prior year quarter was primarily due to decreased shipments of fire apparatus and ambulance units related to supply chain disruption, and an unfavorable mix of fire apparatus, partially offset by price realization. Decreased shipments of fire apparatus were primarily the result of shortages of key components such as radiators, axles, and wiring harnesses. Decreased shipments of ambulances were primarily the result of lower allocations and receipts of OEM supplied chassis. F&E segment backlog at the end of the second quarter 2022 was $1,788.3 million, an increase of $689.3 million compared to $1,099.0 million at the end of the second quarter 2021. The increase was primarily the result of continued strong demand and order intake for fire apparatus and ambulance units, and lower shipments against backlog in the second quarter 2022.

F&E segment Adjusted EBITDA loss was $2.2 million in the second quarter 2022, a decrease of $23.9 million, or 110.1% from $21.7 million in the second quarter 2021. Profitability within the segment was impacted by lower sales volume, an unfavorable mix of fire apparatus, inefficiencies related to supply chain disruption, and inflationary pressures, partially offset by price realization.

Commercial Segment

Commercial segment net sales were $90.7 million in the second quarter 2022, a decrease of $7.7 million, or 7.8%, from $98.4 million in the second quarter 2021. The decrease in net sales compared to the prior year quarter was primarily due to lower shipments of municipal transit buses, partially offset by increased shipments of terminal trucks and street sweepers, and price realization. Lower shipments of municipal transit buses were primarily the result of shortages of key components such as exhaust kits and wiring harnesses. Commercial segment backlog at the end of the second quarter 2022 was $531.1 million, an increase of $228.0 million compared to $303.1 million at the end of the second quarter 2021. The increase was primarily the result of increased orders for school buses, municipal transit buses, terminal trucks and street sweepers.

Commercial segment Adjusted EBITDA was $4.4 million in the second quarter 2022, a decrease of $3.9 million, or 47.0%, from $8.3 million in the second quarter 2021. Lower profitability in the quarter was primarily the result of an unfavorable mix of school buses, lower shipments and an unfavorable mix of municipal transit buses, inefficiencies related to supply chain disruptions, and inflationary pressures, partially offset by increased shipments and improved profitability of terminal trucks and price realization.

Recreation Segment

Recreation segment net sales were $241.0 million in the second quarter 2022, an increase of $3.1 million, or 1.3%, from $237.9 million in the second quarter 2021. The increase in net sales compared to the prior year quarter was primarily due to strong price realization, and favorable mix, partially offset by lower line rates and unit shipments related to supply chain disruption and labor constraints in certain businesses. Backlog at the end of the second quarter 2022 was $1,302.7 million, an increase of $362.2 million compared to $940.5 million at the end of the second quarter 2021. The increase was primarily the result of strong demand and order intake in several product categories.

Recreation segment Adjusted EBITDA was $28.7 million in the second quarter 2022, an increase of $3.6 million, or 14.3%, from $25.1 million in the second quarter 2021. The increase was primarily due to strong price realization, and favorable mix, partially offset by inefficiencies related to supply chain disruptions and labor constraints in certain businesses, and inflationary pressures.

Working Capital, Liquidity, and Capital Allocation

Cash and cash equivalents totaled $5.9 million as of April 30, 2022. Net debt2 was $237.1 million, and the company had $293.6 million available under its ABL revolving credit facility as of April 30, 2022, an increase of $3.6 million as compared to the October 31, 2021 availability of $290.0 million. During the second quarter 2022, the company repurchased approximately 1.7 million of its common shares for $21.5 million at an average purchase price of $12.84 per share. Trade working capital3 for the company as of April 30, 2022 was $365.1 million, compared to $368.2 million as of October 31, 2021. The decrease was primarily due to an increase in accounts payable and customer advances, partially offset by an increase in accounts receivable and inventory. Capital expenditures in the second quarter 2022 were $4.0 million compared to $5.7 million in the second quarter 2021.

2 Net Debt is defined as total debt less cash and cash equivalents.

3 Trade Working Capital is defined as accounts receivable plus inventories less accounts payable and customer advances.

Updated Fiscal Year 2022 Outlook

“We expect the current supply chain challenges will continue into calendar year 2023 versus our prior expectation for a recovery in the second half of the current fiscal year,” REV Group, Inc. Chief Financial Officer Mark Skonieczny said. “Shortages of critical parts and chassis have negatively impacted performance, requiring us to update guidance.”

	Full Fiscal Year 2022
	Updated Guidance		Prior Guidance
($ in millions)	Low	High	Low	High
Net Sales	$2,250	$2,400	$2,300	$2,550
Net Income	$14	$35	$45	$73
Adjusted EBITDA	$100	$120	$125	$155
Adjusted Net Income	$43	$62	$64	$89
Free Cash Flow [4]	$58	$70	$58	$80

Quarterly Dividend

The company’s board of directors declared a quarterly cash dividend in the amount of $0.05 per share of common stock, payable on July 15, 2022, to shareholders of record on June 30, 2022, which equates to a rate of $0.20 per share of common stock on an annualized basis.

Conference Call

A conference call to discuss the company’s fiscal year 2022 second quarter financial results is scheduled for June 7, 2022, at 10:00 a.m. ET. A supplemental slide deck will be available on the REV Group, Inc. investor relations website. The call will be webcast simultaneously over the Internet. To access the webcast, listeners can go to http://investors.revgroup.com/investor-events-and-presentations/events at least 15 minutes prior to the event and follow instructions for listening to the webcast. An audio replay of the call and related question and answer session will be available for 12 months at this website.

About REV Group

REV Group (REVG) companies are leading designers and manufacturers of specialty vehicles and related aftermarket parts and services. We serve a diversified customer base, primarily in the United States, through three segments: Fire & Emergency, Commercial, and Recreation. We provide customized vehicle solutions for applications, including essential needs for public services (ambulances, fire apparatus, school buses, and transit buses), commercial infrastructure (terminal trucks and industrial sweepers) and consumer leisure (recreational vehicles). Our diverse portfolio is made up of well-established principal vehicle brands, including many of the most recognizable names within their industry. Several of our brands pioneered their specialty vehicle product categories and date back more than 50 years. REV Group trades on the NYSE under the symbol REVG. Investors-REVG

Note Regarding Non-GAAP Measures

The company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that the evaluation of our ongoing operating results may be enhanced by a presentation of Adjusted EBITDA and Adjusted Net Income, which are non-GAAP financial measures. Adjusted EBITDA represents net income before interest expense, income taxes, depreciation and amortization and loss on early extinguishment of debt, as adjusted for certain non-recurring, one-time and other adjustments which we believe are not indicative of our underlying operating performance. Adjusted Net Income represents net income as adjusted for certain after-tax, non-recurring, one-time and other adjustments, which we believe are not indicative of our underlying operating performance, as well as non-cash intangible asset amortization and stock-based compensation. Free Cash Flow is calculated as net cash from operating activities minus capital expenditures.

4 Free Cash Flow is defined as net cash from operating activities minus capital expenditures.

The company believes that the use of Adjusted EBITDA, Adjusted Net Income and Free Cash Flow provide additional meaningful methods of evaluating certain aspects of its operating performance from period to period on a basis that may not be otherwise apparent under GAAP when used in addition to, and not in lieu of, GAAP measures. A reconciliation of Adjusted EBITDA and Adjusted Net Income to the most closely comparable financial measures calculated in accordance with GAAP is included in the financial appendix of this news release.

Cautionary Statement About Forward-Looking Statements

This news release contains statements that the company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. This news release includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “strives,” “goal,” “seeks,” “projects,” “intends,” “forecasts,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. They appear in a number of places throughout this news release and include statements regarding our intentions, beliefs, goals or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industries in which we operate, including REV Group’s outlook for the full fiscal year 2022.

Our forward-looking statements are subject to risks and uncertainties, including those highlighted under “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the company’s annual report on Form 10-K, and in the company’s subsequent quarterly reports on Form 10-Q, together with the company’s other filings with the SEC, which risks and uncertainties may cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which only speak as of the date hereof. The company does not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, expect as required by applicable law.

Contact

Drew Konop

VP, Investor Relations & Corporate Development

Email: investors@revgroup.com

Phone: 1-888-738-4037 (1-888-REVG-037)

REV GROUP, INC. AND SUBSIDIARIES

CONDENSED UNAUDITED CONSOLIDATED BALANCE SHEETS

(In millions, except share amounts)

		(Audited)
	April 30, 2022	October 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$5.9	$13.3
Accounts receivable, net	222.2	213.3
Inventories, net	562.9	481.7
Other current assets	27.9	52.7
Assets held for sale	5.7	—
Total current assets	824.6	761.0
Property, plant and equipment, net	144.4	157.6
Goodwill	157.3	157.3
Intangible assets, net	121.9	126.3
Right of use assets	22.6	19.1
Other long-term assets	15.0	17.0
Total assets	$1,285.8	$1,238.3
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$144.7	$116.2
Customer advances	275.3	210.6
Accrued warranty	21.2	22.3
Short-term lease obligations	7.7	7.1
Other current liabilities	68.3	80.8
Total current liabilities	517.2	437.0
Long-term debt	243.0	215.0
Deferred income taxes	23.4	21.4
Long-term lease obligations	15.7	12.8
Other long-term liabilities	23.0	33.3
Total liabilities	822.3	719.5
Commitments and contingencies
Shareholders' Equity:
Preferred stock ($.001 par value, 95,000,000 shares authorized; none issued or outstanding)	—	—
Common stock ($.001 par value, 605,000,000 shares authorized; 61,447,894 and 64,584,291 shares issued and outstanding, respectively)	0.1	0.1
Additional paid-in capital	456.0	502.1
Retained earnings	7.3	16.7
Accumulated other comprehensive income (loss)	0.1	(0.1)
Total shareholders' equity	463.5	518.8
Total liabilities and shareholders' equity	$1,285.8	$1,238.3

REV GROUP, INC. AND SUBSIDIARIES

CONDENSED UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except share and per share amounts)

	Three Months Ended April 30,		Six Months Ended April 30,
	2022	2021	2022	2021
Net sales	$576.3	$643.6	$1,113.3	$1,197.6
Cost of sales	519.2	556.2	1,000.4	1,048.5
Gross profit	57.1	87.4	112.9	149.1
Operating expenses:
Selling, general and administrative	50.5	48.7	98.1	95.8
Research and development costs	0.8	1.5	2.0	2.8
Amortization of intangible assets	2.0	2.5	4.4	5.1
Restructuring	2.9	—	6.6	1.0
Total operating expenses	56.2	52.7	111.1	104.7
Operating income	0.9	34.7	1.8	44.4
Interest expense, net	3.5	5.5	6.9	11.0
Loss on early extinguishment of debt	—	1.4	—	1.4
Loss on sale of business or business held for sale	0.1	—	0.1	3.8
Loss on acquisition of business, net of tax	—	—	—	0.4
(Loss) income before (benefit) provision for income taxes	(2.7)	27.8	(5.2)	27.8
(Benefit) provision for income taxes	(0.4)	7.2	(2.2)	7.2
Net (loss) income	$(2.3)	$20.6	$(3.0)	$20.6

Net (loss) income per common share:
Basic	$(0.04)	$0.32	$(0.05)	$0.32
Diluted	$(0.04)	$0.31	$(0.05)	$0.32
Dividends declared per common share	$0.05	$—	$0.10	$—

Adjusted net income per common share:
Basic	$0.17	$0.40	$0.30	$0.54
Diluted	$0.17	$0.39	$0.30	$0.53

Weighted Average Shares Outstanding:
Basic	61,667,009	64,024,379	62,244,817	63,730,382
Diluted	61,667,009	65,718,153	62,244,817	64,996,191

REV GROUP, INC. AND SUBSIDIARIES

CONDENSED UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Six Months Ended April 30,
	2022	2021
Cash flows from operating activities:
Net (loss) income	$(3.0)	$20.6
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	18.3	16.7
Amortization of debt issuance costs	0.8	1.2
Stock-based compensation expense	4.5	3.4
Deferred income taxes	2.0	1.3
Loss on early extinguishment of debt	—	1.4
Gain on sale of assets	(0.3)	(1.7)
Loss on sale of business or business held for sale	0.1	3.8
Loss on acquisition of business	—	0.4
Changes in operating assets and liabilities, net	5.0	(10.0)
Net cash provided by operating activities	27.4	37.1
Cash flows from investing activities:
Purchase of property, plant and equipment	(8.5)	(8.6)
Proceeds from sale of assets	2.6	11.9
Net cash (used in) provided by investing activities	(5.9)	3.3
Cash flows from financing activities:
Net proceeds from borrowings on revolving credit facility	28.0	266.0
Repayment of long-term debt	—	(303.4)
Payment of dividends	(6.4)	—
Payment of debt issuance costs	—	(7.0)
Repurchase and retirement of common stock	(45.9)	—
Other financing activities	(4.6)	0.3
Net cash used in financing activities	(28.9)	(44.1)
Net decrease in cash and cash equivalents	(7.4)	(3.7)
Cash and cash equivalents, beginning of period	13.3	11.4
Cash and cash equivalents, end of period	$5.9	$7.7

Supplemental disclosures of cash flow information:
Cash paid (received) for:
Interest	$5.6	$9.5
Income taxes, net of refunds	$(15.5)	$(6.9)

REV GROUP, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In millions; unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2022	2021	2022	2021
Net Sales:
Fire & Emergency	$245.0	$307.6	$482.4	$588.2
Commercial	90.7	98.4	188.3	181.5
Recreation	241.0	237.9	443.6	428.0
Corporate & Other	(0.4)	(0.3)	(1.0)	(0.1)
Total	$576.3	$643.6	$1,113.3	$1,197.6

Adjusted EBITDA:
Fire & Emergency	$(2.2)	$21.7	$(0.4)	$31.9
Commercial	4.4	8.3	12.2	15.5
Recreation	28.7	25.1	45.8	40.2
Corporate & Other	(7.1)	(9.6)	(15.5)	(18.7)
Total	$23.8	$45.5	$42.1	$68.9

Adjusted EBITDA Margin:
Fire & Emergency	-0.9%	7.1%	-0.1%	5.4%
Commercial	4.9%	8.4%	6.5%	8.5%
Recreation	11.9%	10.6%	10.3%	9.4%
Total	4.1%	7.1%	3.8%	5.8%

Period-End Backlog:	April 30, 2022	January 31, 2022	October 31, 2021	April 30, 2021
Fire & Emergency	$1,788.3	$1,655.1	$1,498.6	$1,099.0
Commercial	531.1	459.8	394.7	303.1
Recreation	1,302.7	1,282.6	1,234.5	940.5
Total	$3,622.1	$3,397.5	$3,127.8	$2,342.6

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED EBITDA BY SEGMENT

(In millions; unaudited)

	Three Months Ended April 30, 2022
	Fire & Emergency	Commercial	Recreation	Corporate & Other	Total
Net (loss) income	$(18.4)	$3.5	$25.3	$(12.7)	$(2.3)
Depreciation and amortization	4.0	0.8	3.4	0.5	8.7
Interest expense, net	1.6	0.1	—	1.8	3.5
Benefit for income taxes	—	—	—	(0.4)	(0.4)
EBITDA	(12.8)	4.4	28.7	(10.8)	9.5
Transaction expenses	—	—	—	0.3	0.3
Restructuring costs	2.8	—	—	0.1	2.9
Restructuring related charges	4.4	—	—	—	4.4
Stock-based compensation expense	—	—	—	2.2	2.2
Legal matters	3.3	—	—	1.1	4.4
Net loss on sale of assets or business held for sale	0.1	—	—	—	0.1
Adjusted EBITDA	$(2.2)	$4.4	$28.7	$(7.1)	$23.8

	Three Months Ended April 30, 2021
	Fire & Emergency	Commercial	Recreation	Corporate & Other	Total
Net income (loss)	$16.5	$7.3	$21.6	$(24.8)	$20.6
Depreciation and amortization	3.0	0.7	3.5	0.8	8.0
Interest expense, net	1.4	0.3	—	3.8	5.5
Loss on early extinguishment of debt	—	—	—	1.4	1.4
Benefit for income taxes	—	—	—	7.2	7.2
EBITDA	20.9	8.3	25.1	(11.6)	42.7
Transaction expenses	—	—	—	0.3	0.3
Restructuring related charges	0.3	—	—	—	0.3
Stock-based compensation expense	—	—	—	1.7	1.7
Losses attributable to assets held for sale	0.5	—	—	—	0.5
Adjusted EBITDA	$21.7	$8.3	$25.1	$(9.6)	$45.5

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED EBITDA BY SEGMENT

(In millions; unaudited)

	Six Months Ended April 30, 2022
	Fire & Emergency	Commercial	Recreation	Corporate & Other	Total
Net (loss) income	$(27.0)	$10.6	$38.5	$(25.1)	$(3.0)
Depreciation & amortization	8.4	1.5	7.3	1.1	18.3
Interest expense, net	3.2	0.1	—	3.6	6.9
Benefit for income taxes	—	—	—	(2.2)	(2.2)
EBITDA	(15.4)	12.2	45.8	(22.6)	20.0
Transaction expenses	—	—	—	0.5	0.5
Sponsor expense reimbursement	—	—	—	0.1	0.1
Restructuring costs	6.5	—	—	0.1	6.6
Restructuring related charges	5.1	—	—	—	5.1
Stock-based compensation expense	—	—	—	4.5	4.5
Legal matters	3.3	—	—	1.9	5.2
Net loss on sale of assets and business held for sale	0.1	—	—	—	0.1
Adjusted EBITDA	$(0.4)	$12.2	$45.8	$(15.5)	$42.1

	Six Months Ended April 30, 2021
	Fire & Emergency	Commercial	Recreation	Corporate & Other	Total
Net income (loss)	$19.0	$13.5	$33.0	$(44.9)	$20.6
Depreciation & amortization	6.1	1.5	7.1	2.0	16.7
Interest expense, net	3.0	0.5	0.1	7.4	11.0
Loss on early extinguishment of debt	—	—	—	1.4	1.4
Provision for income taxes	—	—	—	7.2	7.2
EBITDA	28.1	15.5	40.2	(26.9)	56.9
Transaction expenses	—	—	—	2.7	2.7
Sponsor expense reimbursement	—	—	—	0.2	0.2
Restructuring costs	0.1	—	—	0.9	1.0
Restructuring related charges	0.3	—	—	—	0.3
Stock-based compensation expense	—	—	—	3.6	3.6
Legal matters	—	—	—	0.4	0.4
Net loss on sale of assets and business held for sale	2.7	—	—	—	2.7
Loss on acquisition of business	—	—	—	0.4	0.4
Loss attributable to assets held for sale	0.7	—	—	—	0.7
Adjusted EBITDA	$31.9	$15.5	$40.2	$(18.7)	$68.9

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED NET INCOME

(In millions; unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2022	2021	2022	2021
Net (loss) income	$(2.3)	$20.6	$(3.0)	$20.6
Amortization of intangible assets	2.0	2.5	4.4	5.1
Transaction expenses	0.3	0.3	0.5	2.7
Sponsor expense reimbursement	—	—	0.1	0.2
Restructuring costs	2.9	—	6.6	1.0
Restructuring related charges	4.4	0.3	5.1	0.3
Stock-based compensation expense	2.2	1.7	4.5	3.6
Legal matters	4.4	—	5.2	0.4
Net loss on sale of assets and business held for sale	0.1	—	0.1	2.7
Loss on acquisition of business	—	—	—	0.4
Losses attributable to assets held for sale	—	0.5	—	0.7
Accelerated depreciation on certain property, plant, and equipment	0.9	—	2.3	—
Loss on early extinguishment of debt	—	1.4	—	1.4
Income tax effect of adjustments	(4.3)	(1.6)	(7.2)	(4.5)
Adjusted Net Income	$10.6	$25.7	$18.6	$34.6

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED EBITDA OUTLOOK RECONCILIATION

(In millions)

	Fiscal Year 2022
	Low	High
Net income (1)	$14.3	$35.1
Depreciation and amortization	33.5	31.5
Interest expense, net	17.0	15.0
Provision for income taxes	4.8	10.5
EBITDA	69.6	92.1
Transaction expenses	0.5	0.5
Sponsor expense reimbursement	0.4	0.4
Restructuring costs	8.6	7.6
Restructuring related charges	6.1	5.6
Stock-based compensation expense	9.5	8.5
Legal matters	5.2	5.2
Net loss on sale of assets and business held for sale	0.1	0.1
Adjusted EBITDA	$100.0	$120.0

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED NET INCOME OUTLOOK RECONCILIATION

(In millions)

	Fiscal Year 2022
	Low	High
Net income (1)	$14.3	$35.1
Amortization of intangible assets	7.1	7.1
Transaction expenses	0.5	0.5
Sponsor expense reimbursement	0.4	0.4
Restructuring costs	8.6	7.6
Restructuring related charges	6.1	5.6
Stock-based compensation expense	9.5	8.5
Legal matters	5.2	5.2
Net loss on sale of assets and business held for sale	0.1	0.1
Accelerated depreciation on certain property, plant, and equipment	2.3	2.3
Income tax effect of adjustments	(10.7)	(10.1)
Adjusted Net Income	$43.4	$62.3

1 Does not include any non-recurring charges that may occur during the period shown other than those presented in this reconciliation. See “Cautionary Statement About Forward-Looking Statements” above